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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): March 26, 1999




                                CYTEL CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



         0-19591                                         35-0245076
  (Commission File No.)                        (IRS Employer Identification No.)


                             9393 TOWNE CENTRE DRIVE
                               SAN DIEGO, CA 92121
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (619) 450-7100








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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 26, 1999, Cytel Corporation (the "Company") sold its carbohydrate manufacturing business to Neose Technologies, Inc. ("Neose"). Neose paid Cytel $3.5 million in cash and paid an additional $1.5 million into escrow, the release of which is conditioned on Cytel's satisfaction of certain matters relating to the patents and licenses acquired by Neose. Neose may pay Cytel up to an additional $1.6 million contingent on potential payments and revenues realized by Neose in connection with certain future corporate collaborations. Under the agreement, Neose acquired all of Cytel's carbohydrate synthesis and manufacturing technology, including patent rights and rights under license agreements. Neose acquired such technology subject to the rights and licenses granted to Baxter Healthcare Corporation's Nextran unit in the field of xenotransplantation.

         A description of the transaction is set forth in the Press Release issued by the Company and Neose, dated as of March 29, 1999, a copy of which is attached hereto as Exhibit 99.1.


ITEM 7.  PRO FORMA FINANCIAL INFORMATION

                  At the time of the filing of this report, it is impracticable to provide the pro forma financial information required to be filed with respect to the sale of assets described above in Item 2 (the "Pro Form Financial Information"). The Pro Forma Financial Information will be filed within sixty
(60) days of the date this report on Form 8-K is required to be filed.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 CYTEL CORPORATION



Dated:  April 8, 1999            By:  /S/ VIRGIL THOMPSON
                                    --------------------------------------------
                                 Virgil Thompson
                                 President and Chief Executive Officer